EXHIBIT 11
                                                                      ----------

                        COMPUTATION OF NET LOSS PER SHARE



                                                   FOR THE THREE MONTHS
                                                      ENDED MARCH 31
                                                ------------- -------------
                                                  1999          1998
                                                  ----          ----
Net loss                                          $ (912,833) $   (899,666)
Preferred stock 8% premium                           (38,018)      (97,637)
Imputed dividend on Series A, Series B
and Series C Preferred Stock                               -      (432,575)
                                                ------------- -------------
Net loss applicable to common shareholders        $ (950,851) $ (1,429,878)

                                                ------------- -------------
Weighted average common shares outstanding         4,602,501     3,080,463
                                                ============= =============
Basic and Diluted net loss per common share           $ (.21)       $ (.46)
                                                ============= =============






                                                   FOR THE NINE MONTHS
                                                      ENDED MARCH 31
                                                ------------- -------------
                                                  1999          1998
                                                  ----          ----
Net loss                                         $(2,788,122) $ (2,663,956)
Preferred stock 8% premium                          (196,659)     (206,979)
Imputed dividend on Series A, Series B
and Series C Preferred Stock                               -    (1,055,800)
                                                ------------- -------------
Net loss applicable to common shareholders       $(2,984,781) $ (3,926,735)

                                                ------------- -------------
Weighted average common shares outstanding         4,091,651     2,916,691
                                                ============= =============
Basic and Diluted net loss per common share           $ (.73)      $ (1.34)
                                                ============= =============

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